EXHIBIT 23(c)


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of ALLTEL Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 13, 1998, with respect to the GTE Mobilnet of South Texas Limited Partnership, included in ALLTEL Corporation's Form 8-K/A filed on March 2, 1999 and to all references to our Firm included in this registration statement. Such GTE Mobilnet of South Texas Limited Partnership financial statements are not included separately in ALLTEL Corporation's Form 8-K/A.



                                           /s/Arthur Andersen LLP

Atlanta, Georgia
March 2, 1999